SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
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ACORN HOLDING CORP.

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ACORN HOLDING CORP.
2629 York Avenue
Minden, Louisiana 71055
INFORMATION STATEMENT NOTICE
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
Dear Stockholders:
Notice is hereby given that as of February 15, 2006, we had sought and obtained the written consent, in lieu of a meeting of stockholders, from the holders of a majority of the outstanding voting power of our common stock, approving amendments to our Certificate of Incorporation to (i) change the name of the Company from “Acorn Holding Corp.” to “Valentec Systems, Inc.” and (ii) increase the number of shares of our capital stock we are authorized to issue to 260,000,000 shares, of which 250,000,000 shares will be Common Stock and 10,000,000 shares will be Preferred Stock.
You are encouraged to carefully read the attached Information Statement, including the exhibit, for further information regarding these actions. In accordance with Rule 14c-2, the approval of the action described herein by the holders of a majority of the voting power of Acorn Holding Corp. will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is first being mailed or furnished to stockholders on or about March ___, 2006.
THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.
By Order of the Board of Directors
/s/ Robert A. Zummo
March  , 2005

ACORN HOLDING CORP.
2629 York Avenue
Minden, LA 71055
INFORMATION STATEMENT
March ___, 2006
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PROPOSALS ONE AND TWO BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.
General
     This Information Statement is first being furnished on or about March ___, 2006 to stockholders of record as of the close of business on February 15, 2006 (the “Record Date”) of the common stock, par value $0.01 per share (the “Common Stock”) of Acorn Holding Corp. (“Acorn” or the “Company”) in connection with the following (the “Actions”):
I.	PROPOSAL ONE — AMENDMENT TO THE ACORN CERTIFICATE OF INCORPORATION, CHANGING THE NAME OF THE COMPANY TO “VALENTEC SYSTEMS, INC.”
II.	PROPOSAL TWO — AMENDMENT TO THE ACORN CERTIFICATE OF INCORPORATION, INCREASING THE NUMBER OF AUTHORIZED SHARES FROM 20,000,000 AGGREGATE SHARES OF COMMON STOCK AND PREFERRED STOCK TO 250,000,000 SHARES OF COMMON STOCK AND 5,000,000 SHARES OF PREFERRED STOCK.
     The Board of Directors has approved the Actions, and a majority of the Company’s stockholders (the “Consenting Stockholders”) representing not less than 5,423,130 shares of the 6,997,072 shares outstanding of the Common Stock as of the Record Date have consented in writing to the Actions. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding of Common Stock and are sufficient under the Delaware General Corporation Law and Acorn’s Bylaws to approve the Actions. Accordingly, the Actions will not be submitted to the other stockholders of Acorn for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.
     Acorn will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. Acorn will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.
     The principal executive office of Acorn is located at 2629 York Avenue, Minden, Louisiana 71055.
I.	PROPOSAL ONE — AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO “VALENTEC SYSTEMS, INC.”
     The Board of Directors has unanimously adopted and the Consenting Stockholders have approved by written consent an amendment to the Certificate of Incorporation, as amended, of Acorn (the “Name Amendment”) to change the name of the Company from “Acorn Holding Corp.” to “Valentec Systems, Inc.” The text of the Name Amendment is attached as Exhibit A and is incorporated herein by reference.

Reasons for the Name Change
     In the judgment of the Board of Directors, the change of Acorn’s corporate name is desirable in view of the acquisition by Acorn pursuant to the Stock Purchase and Share Exchange Agreement dated as of May 27, 2005 (the “Merger Agreement”) by and between Acorn and Valentec Systems, Inc. (“Valentec”). Pursuant to the Merger Agreement, as of June 6, 2005, the Company acquired from the stockholders of Valentec all of the outstanding shares of Valentec common stock (the “Acquisition”) and Valentec became a wholly owned subsidiary of the Company. Valentec business pursuits are categorized into three major segments: Systems Management/Systems Integration, Energetic Manufacturing and Metal Parts Manufacturing. In today’s backlog assessment, these segments represent 89%, 7% and 4% of Valentec’s revenue for the 2004 fiscal year. Valentec’s net income for the year ended December 31, 2004 was $82,423 and for nine months ending September 30, 2005 was $690,719. None of the former officers or directors of Acorn had or received any security interest in Valentec prior to the Acquisition with Valentec or after such Acquisition. Former officers and directors of Acorn included: Stephen A. Ollendorff, Edward N. Epstein, Larry V. Unterbrink, Paula Berliner, George Farley, Ronald J. Manganiello and Bert Sager. The Company has not received any opposition to any action taken by the Consenting Stockholders. Following the Acquisition, the Company has concentrated on the business conducted by Valentec. Accordingly, the directors of the Company believe that the Name Amendment will result in the Company having a name which more accurately reflects its business and the focus of its operations.
Description of the Acquisition of Assets
     Pursuant to the Merger Agreement, the Company acquired 100% of the outstanding capital stock of Valentec Systems, Inc. (“Valentec”) in exchange for the issuance of 5,423,130 shares of Common Stock. The 5,423,130 shares were issued to the two prior stockholders of Valentec on June 6, 2005, in anticipation of the closing. The June 6, 2005 share issuance is fully described in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2005.
     The number of shares that was issued in the Acquisition was determined by the number of shares outstanding in Valentec and was not based on value of Valentec or Acorn since Acorn was a company with losses and no operating business and Valentec was a privately held company. Also, in May 2005, the Board of Directors of Acorn held a Board of Directors meeting at which an action was taken to cancel all the options and warrants of Acorn that were outstanding at such time.
     Immediately prior to the Acquisition, there were approximately 1,573,942 shares of Common Stock issued and outstanding. As a result of the Acquisition, there were 6,997,072 shares of Common Stock issued and outstanding.
     Immediately following the execution of the Merger Agreement on June 6, 2005, all the officers of the Company (Stephen Ollendorff, Edward Epstein, and Larry Unterbrink) resigned and Robert Zummo was appointed as the Company’s President, Chief Executive Officer and Principal Financial Officer. Prior to execution of the Merger Agreement, Stephen Ollendorff, Paula Berliner, George Farley, Ronald Manganiello, and Bert Safer were the directors of the Company. Subsequent to the execution of the Merger Agreement, following compliance with Section 14(f) of the Securities Exchange Act of 1934 (the “1934 Act”), Messrs. Ollendorff, Farley, Manganiello, and Safer, and Ms. Berliner agreed to resign as directors of the Company on August 3, 2005. The Board of Directors now consists of Messrs. Robert Zummo, Larry Matheson, Zvika Kreisman and Avraham Gilat. None of the former directors of Acorn received any compensation for services from the Company after the Acquisition. None of the former officers and directors of Acorn have any management positions with the Company.
     Acorn’s stockholders did not have to approve the Acquisition under Delaware law. Acorn’s Board of Directors approved the Acquisition. The holders of a majority of the outstanding common stock of Valentec and the board of directors of Valentec unanimously approved the Acquisition.
     There are no differences in the rights of security holders of Acorn following the Acquisition.

     The Acquisition has been accounted for as a purchase and treated as a reverse acquisition since the former owners of Valentec controlled 77.5% of the total shares of the Common Stock outstanding immediately following the Acquisition. On this basis, the historical financial statements prior to June 6, 2005 have been restated to be those of the accounting acquirer Valentec. The historical stockholders’ equity prior to the Acquisition has been retroactively restated (a re-capitalization) for the equivalent number of shares received in the Acquisition after giving effect to any difference in par value of the Common Stock and Valentec’s common stock. The original 100 shares of Valentec common stock outstanding prior to the reorganization have been reflected as an addition in the stockholders’ equity account of the Company on June 6, 2005.
     The management of the Company believes that the Acquisition was exempt from any federal income taxes and there are no federal tax consequences to the Company.
Contact Information
     The contact information for the Company is Robert Zummo, Chief Executive Officer, 2629 York Avenue, Minden, Louisiana 71055. The Company’s previous address was 65 Locust Avenue, New Canaan, Connecticut 06840.
Company Historical Operations
     Acorn was incorporated under the laws of the State of Delaware on September 8, 1983. In fiscal year ended December 31, 2002, Acorn operated as a holding company with one wholly owned subsidiary, Recticon Enterprises, Inc. (“Reticon”), and its principal business was the derivation of earnings from the operation of Recticon. Recticon manufactured two, three, four, five and six-inch monocrystalline silicon wafers, which were used by university research departments and microelectronic manufacturers. On June 23, 2003, the Company announced that Recticon had been advised by Reticon’s principal customer that the demand for Reticon’s products would not increase and there would be a sharp erosion in the price for such products going forward. The Board of Directors of Recticon and the Company determined that, since the Company did not have the financial resources to sustain the anticipated operating losses of Recticon and to try to limit the further erosion of Reticon’s assets, the management of Recticon was authorized to liquidate the assets of Recticon. As of December 31, 2003, all Reticon assets were liquidated and the Company became a public shell and remained a public shell until its acquisition of Valentec. As a result of the Acquisition, Valentec became a wholly owned subsidiary of Acorn, and the principal business of Acorn became the derivation of earnings from the operation of Valentec. Valentec was incorporated in Delaware on May 1, 1998. Valentec designs, develops, manufactures, and sells ammunition and light weapons for military use.
VALENTEC SYSTEMS, INC.
     From January 1998 through January 2003, Valentec’s business involved manufacturing armaments and providing property management services to the United States Army by maintaining the Army’s Louisiana Army Ammunition Plant. This work involved infrastructure maintenance and evaluation of environmental considerations and physical security. Beginning in 2003, Valentec began investing significant time and money to realign its business to focus on more profitable business segments such as Systems Management/Systems Integration, Energetic Manufacturing and Metal Parts Manufacturing.
     Valentec’s current business pursuits are categorized into 3 major segments: Systems Management/System Integration, Energetic Manufacturing and Metal Parts Manufacturing.

•	Systems Management/Systems Integration
     120MM Mortar Weapon System with Electronic Fire Control — “KESHET”
     Valentec was awarded a system contract from Soltam Systems, Inc. for the production and integration of RMS6 120mm Mortar Weapon System for the Israeli Defense Forces using U.S. Foreign Military Financing as described herein. The mortar weapon system will be fitted with Electronic Fire Control System and will be integrated in to M1064A3 Mortar carrier as well as towed platform. Delivery of the Mortar System will begin in calendar year 2006.
     Keshet (Hebrew for bow) 120mm self propelled mortar contains state of the art Command, Control and Communication devices and offers infantry and armor commander unique enhanced operational capabilities. Improvements in inertial navigation systems further enhance the accuracy in target and weapon location and, combined with a more sophisticated laying system, it greatly increases the accuracy of mortar ammunition delivery. The 120mm mortar system offers significant advantages in firepower, area coverage, tactical mobility, flexibility and survivability.
     The program consists of Technology Transfer, Configuration Control, Procurement, Assembly, Integration and Testing of 120MM Mortar Weapon System with electronic Firing Control. A total of 82 complete integrated systems and 12 equivalent spare parts of the system will be delivered under this contract to Israeli Defense Forces for approximately $16,745,000. Valentec is in discussions for future requirements for the Israeli Defense Forces.
     Valentec has placed purchase orders with two forging houses and four other prime vendors for major subcomponents and numerous purchase orders with a host of smaller vendors for the parts necessary to assemble the system. Subcomponent deliveries have been timed to ensure an arrival that closely coincides with Valentec’s production schedule, yet leverages quantity and bulk buys.
     Valentec is also responsible for the quality of all components and the reliability of each system. To this end, Valentec has tasked their vendors with a variety of tests and procedures intended to verify and validate compliance to specifications, functionality, and reliability. These tests include First Article Tests, fire control calibration tests, and function testing.
     Mortar Ammunition
     Valentec was awarded a 2-year systems integration and management contract in early 2005 from Soltam Systems to assemble and deliver mortar ammunition for the Israeli Defense Forces using U.S. Foreign Military Financing as described herein on page five. The mortar ammunition will be provided in 120mm, 81mm, and 60mm rounds with a contract value of approximately $20,000,000. The 120mm and 60mm were ordered with two different explosive fillers each and the 81mm was ordered in a single configuration for a total of five different rounds. Deliveries will begin in early 2006.
     Mortars are used in the infantry or in a mechanized company against troops, light vehicles or similar targets or for incendiary and smoke spotting purposes. When a mortar round is loaded into the mortar firing system, it slides down the tube until a fixed firing pin at the bottom of the barrel ignites the ignition cartridge. The energy from the ignition cartridge ignites the propellant charge. Rapidly expanding gases from the burning propellant accelerates the round and launches it in its ballistic trajectory. The mortar is aerodynamically stabilized in flight by its fins. The fuse is armed after the projectile passes a minimum safe separation distance and, on impacting the ground, the fuse explodes the high explosive charge that shatters the shell body fragments, which are then propelled toward the target. Some mortars are designed to explode at a low height above the ground for maximum lethality.
     Valentec has placed purchase orders with 11 prime vendors for major subcomponents and numerous purchase orders with a host of smaller vendors for the parts necessary to assemble the ammunition. Subcomponent deliveries have been timed to ensure an arrival that closely coincides with Valentec’s production schedule, yet leverages quantity and bulk buys.

     In addition to the procurement of necessary sub-components, Valentec is also responsible for the quality of these components and, of course, the quality and reliability of each mortar. To this end, Valentec has tasked their vendors with a variety of tests and procedures intended to verify and validate compliance to specifications, functionality, and reliability. These tests include First Article Tests, weight calibration and verification, and function testing.
     In support of this major production effort, additional manufacturing space was leased and equipped with unique fixtures and tooling. As 120mm, 81mm and 60mm mortar ammunition is not unique to the Israeli Defense Forces, the facilitization accomplished by Valentec for this program has positioned them well to compete successfully on future mortar ammunition contracts in domestic and overseas markets.
     In the Systems Management/Systems Integration segment, our sources and availability of raw materials present no unique challenges with the exception of obtaining M8M propellant from BMJ of Herzegovina. This requires import licensing for materials and export licenses for delivery of the complete product to Israel. Also, part of the State Department process mandates the provision of End User certificates. All of these requirements are known and actions are in process to have the conditions totally resolved. Our primary suppliers for the Systems Management/Systems Integration projects are:

·	BMJ Belgrade, Herzegovina	M8M Propellant
·	Accurate Energetics, McCuen, TN	Explosive Loading
·	Medico, Wilkes-Barre, PA	Metal Parts
·	POCAL	Metal Parts
·	Lockheed-Martin, Scranton, PA	Metal Parts
·	Greene Tweed, Kulpsville, PA	O-ring & Seals
·	Ellwood National Forge, Irvine, PA	Forging
·	Rotek, Inc., Aurora, OH	Bearings
•	Energetic Manufacturing
     Our energetic work aspect includes various flares and simulators with multiple end uses. The flares can be used for illumination and/or signaling. The simulators are used for training purposes to simulate a battlefield environment. In the flare work, we are a member of a team that in May of 2005 was awarded a planned 5-year procurement of 40MM flares. Valentec’s part of this award is to produce 40MM, M583, White Star Parachute, flares. This opportunity has a potential value of $50 million over 5 years dependent on assigned option quantities. The option year quantities are totally dependent on the annual appropriation authorized by the U.S. Congress as supported by the user (Army, Navy, Marines) community.
     There are multiple additional areas/opportunities for pursuit in the pyrotechnic arena. We are actively seeking a government systems procurement solicitation for 105MM illumination product. We have successfully manufactured several test devices, which exhibit illumination significantly greater than specification requirements and burn times that are equally remarkable.
     Energetic Manufacturing requires appropriate licensing by the Bureau of Alcohol, Tobacco, Firearms, and Explosives (BATFE) before conducting any energetic operations. All known required applications have been completed and licenses issued. Additionally, a safety site application must be presented to the Defense Contract Management Agency (DCMA) for review and approval, which is complete, and in place. Our primary suppliers are:

·	GOEX, Inc., Minden, LA	Black Powder
·	ATK, Radford, VA	Propellant
·	Flexible Concepts, Elkhart, IN	Metal Component
·	Woodlawn Manufacturing, Marshall, TX	Metal Component
·	B & T Screw, Bristol, CT	Metal Component
·	Spaulding Composites, Rochester, NH	Plastic Component

•	Metal Parts Manufacturing
     The current U.S. government metal parts work consists of a contract for 50,000 units of 105MM, M14B4, Spiral Wrapped Cartridge Case (SWCC). This contract value is approximately $1.9 million with 100% options for each year, fiscal years 2006 and 2007 bringing the total potential to approximately $6 million over the next 3 years. We believe there is a significant foreign interest once the success of our program is realized. Valentec has produced a large volume of these products. Valentec believes this product cost is significantly less than the more traditional drawn/forged cartridge case and exhibits more insensitive munitions (IM) value than the solid cartridge cases. The use of this design (SWCC) should provide Valentec an advantage for the upcoming 105MM Illumination round requirements for the U.S. Army.
     In addition, Valentec is evaluating several other metal part manufacturing opportunities, which will be procured in 2006 by U.S. Army.
     Metal parts manufacturing and more specifically the spiral wrap cartridge case has only 4 primary components, and no specialty materials. Further, there are no exceptional government approvals required. Our primary suppliers are:

·	Vy-Comp, Shreveport, LA	Metal Components
·	Northwest Stamping, St. Louis, MO	Metal Components
·	Alta Max, New Orleans, LA	Packaging
Foreign Work
     Valentec’s foreign business pursuits are associated with two contracting methods, “foreign military sales” and “foreign military financing.” A description of each method follows.
•	Foreign Military Sales
     The foreign military sales program is the government-to-government method of selling U.S. defense equipment, services, and training. The program is managed by the Defense Security Cooperation Agency within the U.S. Department of Defense. Valentec participates in the program as a known supplier to approved foreign governments through a marketing network established in the foreign countries. Department of Defense Manual 5105.38-M describes the specific details concerning the program requirements.
     The U.S. Department of Defense has launched a major effort to reform the current foreign military sales system and to ensure that this valuable program remains viable into the next millennium. This reform effort will focus on improving the foreign military sales system’s performance and adopting better business practices whenever possible. Currently, Valentec does not believe these anticipated changes would adversely affect its business. The foreign military sales program manages government-to-government purchases of weapons and other defense articles, defense services, and military training. A military buying weapons through the foreign military sales program does not deal directly with the business that manufactures the weapons, but rather, the Defense Department serves as an intermediary, usually handling procurement, logistics and delivery and often providing product support and training.
•	Foreign Military Financing
     The foreign military financing program provides grants and loans to help foreign countries purchase U.S. produced weapons, defense equipment, defense services and military training through the foreign military sales program described above. On a much less frequent basis, foreign military financing also funds purchases made through the direct commercial sales program (described below), which oversees sales between foreign governments to private U.S. companies. Foreign military financing does not provide cash grants to other countries; it generally pays for sales of specific goods or services through foreign military or direct commercial sales.
     The State Department’s Bureau of Political-Military Affairs sets policy for the foreign military financing program, while the Defense Security Cooperation Agency, within the Defense Department, manages it on a day-to-

day basis. Security assistance organizations and military personnel in U.S. embassies overseas play a key role in managing foreign military financing within recipient countries. Congress appropriates funds for foreign military sales through the yearly Foreign Operations Appropriations Act.
     Foreign military financing exists primarily to fund arms transfers, as military training is normally granted through the International military education and training program. However, foreign military financing does support some of the training activities.
The Contracting Process
     Valentec has Marketing/Sales representation at two of its largest customer locations in the United States: (1) Picatinny Arsenal in Dover, New Jersey and (2) the Joint Munitions Command in Rock Island, Illinois. These representatives keep Valentec informed as to any new business opportunities that are on the horizon that would fit into the company’s capabilities, and therefore, allows the company to conduct proposal activities prior to the actual receipt of any solicitation or request for a proposal. Typically, these solicitations or requests are of a “Best Value” evaluation criteria, meaning that the evaluation is based on many factors (not only price) such as past performance, quality assurance plans, manufacturing approach, etc. This kind of evaluation requires extensive proposal writing skills and the company often uses outside consultants who specialize in writing proposals that are responsive to all of the requirements of U.S. Government customers.
     Typically, the U.S. Government allows 60 days for contractors to respond to their solicitations or requests for proposals. They, in turn, will take anywhere from 60 days or longer to conduct their evaluations and make the ultimate contract award. Most contracts are of a 12-month duration and require a First Article Test prior to the start of production. In some cases, these contracts will have out-year options; however, the U.S. Government has no obligation to exercise these options.
     With regard to international sales, Valentec uses Valentec International Limited of the United Kingdom and Soltam Systems, Inc. of Israel to market its products and capabilities. Directors of the Company control each of these business entities. All Valentec’s international business has been through either Foreign Military Sales or direct sales to the foreign country. In either case, the customer must submit to Valentec an “End User Certificate” that states who the End User will be. That End User Certificate is submitted to the U. S. State Department along with an entire copy of the contract between Valentec and its foreign customer. For example, if Valentec has a contract with Soltam Systems, Inc. to supply both weapon systems and ammunition for mortars, and Soltam Systems, Inc. in turn, has a contract with the Israeli Defense Forces for the same product, then the Israeli Defense Forces would be the End User. Because funds for this procurement would likely involve U.S. military grant dollars to Israel, the products would have to be manufactured in the United States. Valentec would ultimately ship these products by sea to the required location. Or, if Valentec had a contract with Valentec International Limited, UK, to supply 40mm illuminating rounds of ammunition to Saudi Arabia through a direct sale; i.e., no foreign military funds, the requirements for End User Certificate would still apply before the U. S. State Department would approve the sale. The end product would be produced by Valentec and shipped directly to the foreign customer.
     For any and all foreign sales, Valentec obtains End User Certificates and the U.S. State Department’s approval.
Customers
•	Soltam Systems, Inc.
     Valentec has received an order from Soltam Systems, Inc. (“Soltam”) for the production and integration of the Keshet (Hebrew for bow) RMS6 120mm Mortar Weapon System for the Israeli Defense Forces. The mortar weapon system will be fitted with an Electronic Fire Control System and will be integrated in to M1064A3 Mortar carriers as well as towed platforms. Delivery of the Mortar System will begin in calendar year 2006.
     The Keshet 120mm self propelled mortar contains state of the art command, control and communication devices and offers infantry and armor commanders unique enhanced operational capabilities. Improvements in inertial navigation systems further enhance the accuracy in target and weapon location and, combined with a more sophisticated laying system, it greatly increases the accuracy of mortar ammunition delivery. The 120mm mortar system offers significant advantages in firepower, area coverage, tactical mobility, flexibility and survivability.
     The Keshet 120mm mortar is a Soltam design. The mortar weapon system will be produced at Valentec’s manufacturing facility in Minden, Louisiana. Valentec expects to complete this order in December 2006.
     The program consists of technology transfer, configuration control, procurement, assembly, integration and testing of a 120MM Mortar Weapon System with electronic Firing Control. It is anticipated that, a total of 82 complete integrated systems and 12 equivalent spare parts of the system will be delivered under this contract to Soltam Systems, Inc. which in turn will deliver them to the End User, the Israeli Defense Forces. Soltam will receive part of the revenues from the sale of the products involving the technology.
     In addition, Valentec was awarded a 2-year systems integration and management contract in early 2005 from Soltam Systems, Inc. to assemble and deliver mortar ammunition to Soltam Systems, Inc. for delivery to the Israeli Defense Forces. The mortar ammunition will be provided in 120mm, 81mm, and 60mm rounds. The 120mm and 60mm were ordered with two different explosive fillers each and the 81mm was ordered in a single configuration for a total of five different rounds. Deliveries began in late 2005 and Valentec anticipates these deliveries will be completed in December 2006.
•	DSE, Inc.
     DSE, Inc., located in Tampa, Florida is a significant contractor for procurement of 40mm products. DSE, Inc. has ordered 59,708 40mm, M583 products from Valentec. Valentec expects to complete the initial purchase order in May 2006. DSE, Inc. has been awarded U.S. Government Contract #W52P1J-05-O-0036. This contract pertains to the 40MM family of munitions and is projected to cover the next five years. Valentec has been named as the sub-contractor to produce the Illumination Rounds found in this contract. In the Solicitation the US Government estimated the annual requirement for Illumination Rounds would be 200,000 to 300,000 rounds per year. This would indicate substantial sales for Valentec dependent upon which option quantity the U.S. Government decides to procure.
•	Kingdom of Saudi Arabia
     Valentec is currently fulfilling a contract received on assignment from Valentec International Limited, UK, to provide 4,000 M583A1 40mm illuminating parachutes and 2,000 M585 40mm illuminating munitions for the Kingdom of Saudi Arabia. We anticipate completion of this purchase order in the first quarter of 2006.
•	U.S. Government
  Valentec is currently fulfilling contracts from the U.S. Army for multiple products.

·	50,000 — Spiral Wrap Cartridge Cases M14B4
·	49,456 — 40MM White Star Cluster M585
·	21,692 — 40MM Green Star Parachute M661
·	108,768 — 40MM White Star M583
·	134,080 — M74 Simulators
  U. S. Army can exercise option quantities under each contract with Valentec.

Employees
     Our current employees consist of the following:

·	Management	8
·	Accounting, Contracts, Materials	13
·	Quality/Technical	38
·	Manufacturing	88

Total Employments		147
     All employees are employed full time. Valentec currently has no collective bargaining agreements with its employees and believes that it has good relation. Prior to the expiration of the facilities management agreement with the Louisiana National Guard, certain employees involved in plant security duty were members of the I.G.U.A. Local 81. With the expiration of the agreement and the resulting loss of employment, these employees filed a union membership grievance (Dec. 28, 2004) with Valentec, which has been turned over to the American Arbitration Association. The company feels the claim is without merit and any ruling by the American Arbitration Association would have minimum impact on earnings
     Valentec sponsors a 401(k) retirement savings plan, which is categorized as a defined contribution plan. The plan is available to full time employees of Valentec who meet the plan’s eligibility requirements.
Competition
     Valentec’s competitors range from local firms to worldwide foreign and domestic firms depending on the business segment being considered. In general our competitors are better capitalized and more experienced than Valentec. Some competitive considerations for our business segments are as follows:

Business Segment	Competition

Systems Management/Systems Integration	Mostly large businesses such as General Dynamics and Alliant Tech Systems.

Energetic Manufacturing	All U.S. based small business firms with pyrotechnic capability. Primary competitors are: PSI, Inc., Martin Electronics, and Lance Ordnance.

Metal Parts Manufacturing	Valentec is not aware of any competition for its current 105MM Spiral Wrap Cartridge Case.
Government Relations
     In addition to all the federal laws regarding labor, safety and the environment, Valentec complies with all regulatory provisions that are identified in our various contracts. These provisions range from the Strom Thurmond National Defense Authorization Act, Public Law 105-261 (also known as the Buy American Act), to contracting with small disadvantaged business, to ozone depleting chemical prohibitions. In addition, Valentec is subject to regulations, which require it to discontinue operations pending root cause analysis and investigation associated with the occurrence of a critical defect. After ceasing operations, doing all the analytical work and discussing with multiple customer technical representatives, the contractor may be allowed to resume operations after implementation of all required corrective actions. Similar requirements will soon be added to all Department of Defense contract provisions; however, this requirement does not apply to Foreign Military Sales or Foreign Military Financing contracts.

Research and Development
     Valentec has no formal research and development group. Development of improved products and processes is an ongoing activity and is considered Trade Secrets.
Compliance with Environmental Laws
     Environmental issues are no more difficult for munitions manufacturing than other energetics operations. However, to help with compliance, Valentec employs an environmental affairs coordinator to perform periodic operations audits and implement corrective actions and/or regulatory reporting, when required.
     Pursuant to a 1994 environmental class action settlement, Valentec Dayron Corporation (currently Valentec Systems) along with Boise Cascade Corporation, Dictaphone Corporation, Harris Corporation, Martin Marietta Corporation, Medalist Industries, Inc and Rockwell International, Inc (herein Members) signed the Woodco Site Custody Account Agreement, dated October 5, 1994 as amended January 28, 2005 which established the “Woodco Site Custody Account” for the purposes of disbursing funds necessary to satisfy the obligations of the Members. Valentec’s current obligation is $3,474 per year for ten years from the date of the Amendment above.
Intellectual Property / Trade Secrets
     Valentec does not possess any intellectual property rights, patents, trademarks or licenses. However, internal trade secrets are important to the production process.
RELATED PARTY TRANSACTIONS
     Messrs. Zummo and Gilat together control Valentec International Limited, a United Kingdom chartered and privately held corporation that has been in business since 1978. Valentec International Limited provides consulting services and brokers’ weapon systems transactions between the United States and friendly foreign arms manufacturing companies with governments such as Saudi Arabia and the United Arab Emirates. Valentec purchases from and sells materials and services to Valentec International Limited.
     Avraham Gilat currently serves as chairman of the board of Soltam Systems. Valentec is currently fulfilling orders from Soltam Systems to provide 120mm Weapon Mortar Systems as well as 60mm, 81mm, and 120mm ammunition to the Israeli Defense Forces. Soltam provides engineering and consulting services for Valentec as part of their contractual agreements. Soltam received $444,000 in 2004 and $283,000 for these services in 2005.
     Valentec is currently fulfilling a contract received on assignment from Valentec International Limited to provide 40mm illuminating munitions for the Kingdom of Saudi Arabia. In addition, Valentec is currently negotiating with VIL regarding the possible acquisition of VIL by Valentec for approximately $6,000,000.
     Valentec has a $2,500,000 line of credit that has been guaranteed by Mr. Zummo and by Soltam. Mr. Zummo has used personal property to guarantee $1,000,000 of the Line of Credit at Bank One and Soltam Systems has put up a $1,000,000 Letter of Credit to use as collateral on the additional $1,000,000 Line of Credit at Bank One. Soltam has also put up a $500,000 Letter of Credit to guarantee a note at Bank Leumi in New York for a $500,000 Line of Credit. Valentec has a $3,000,000 line of credit at Bank Hapoalim in New York.
     Valentec obtained loans from Soltam Systems and Robert Zummo. The loans to the Company were made in the amount of $400,000 each and were used for working capital in 2001.
     Avraham Gilat, director of Valentec has been retained to provide consulting services for Valentec. He received no payments for consulting services in 2004 and $50,000 in 2005.

     TSC Research, LLC is a North Carolina based Research and Consulting Company whose Senior Partner and CFO is Larry Matheson, a consultant and a Director of Acorn Holding Corp. TSC Research was reimbursed for travel expense and paid for services a total of $16,604 in 2004 and $91,261 in 2005.
     Upon the filing of the Certificate of Amendment with respect to Proposal Two, in satisfaction of the remaining obligations under the Merger Agreement, the Company will issue Armament Systems, Inc. (of which Mr. Gilat is president and chief executive officer) and Global Systems, Inc. (of which Mr. Zummo is president and chief executive officer) 2,893,045 shares of Common Stock each.
LEGAL PROCEEDINGS
     Prior to the expiration of the facilities management agreement with the Louisiana National Guard, certain employees involved in plant security duty were members of the I.G.U.A. Local 81. With the expiration of the agreement and the resulting loss of employment, these employees filed a union membership grievance (December 28, 2004) with Valentec, which has been turned over to the American Arbitration Association. The Company feels the claim is without merit and any ruling by the American Arbitration Association would have minimum impact on earnings.
     Pursuant to a 1994 environmental class action settlement, Valentec Dayron Corporation (currently Valentec Systems) along with Boise Cascade Corporation, Dictaphone Corporation, Harris Corporation, Martin Marietta Corporation, Medalist Industries, Inc and Rockwell International, Inc (herein Members) signed the Woodco Site Custody Account Agreement, dated October 5, 1994 as amended January 28, 2005 which established the “Woodco Site Custody Account” for the purposes of disbursing funds necessary to satisfy the obligations of the Members. Valentec’s current obligation is $3,474 per year for ten years from the January 28, 2005.
     The Company, in the normal course of business, has filed and may again file claims against vendors, which historically have been settled out of court. Currently, claims against vendors have no material impact on the operation or the earnings of the Company.
     There is no other litigation or outstanding claims by or against the Company.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, and the address of such beneficial owner, as of February 15, 2006 (and upon amendment of the Company’s certificate of Incorporation as described in this Information Statement), for (i) each person known by the Company to be the beneficial owner of five percent or more of the outstanding common stock (the “Principal Stockholders”), (ii) each of the Company’s officers, directors and consultants, and (iii) all of the Company’s executive officers, directors, consultants as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. The number of shares of Common Stock owned includes shares of Common Stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of the date of this Information Statement. For each beneficial owner, officer, director or consultant, his or her percentage of shares outstanding is based upon 6,997,072 shares outstanding as of February 15, 2006. Beneficial owners do not have the right to acquire any additional shares within 60 days of the date of this Information Statement.

					Upon the Amendment of the
	As of February 15, 2006				Certificate of Incorporation
	Beneficially		Percentage of		Beneficially		Percentage of
Name and Address (1)	Owned		Class		Owned		Class
Robert A. Zummo	2,911,565	(2)	40.5	%(2)	6,804,610	(2)	42.7%
Global Systems, Inc.	2,711,565	(3)	38.7	%(3)	6,604,610	(3)	42.5%
Avraham (Miko) Gilat	2,911,565	(4)	40.5	%(4)	6,804,610	(4)	42.7%
Armament Systems International, Inc.	2,711,565	(5)	38.7	%(5)	6,604,610	(5)	42.5%
Zvika Kreisman	100,000	(6)	1.4	%(6)	100,000	(6)	0.6%
Larry Matheson	100,000	(7)	1.4	%(7)	100,000	(7)	0.6%
Carla Faucett	0		0%		0		0%
Stephen J. Shows	0		0%		0		0%

All Current directors and executive officers as a group (6 persons)	6,023,130		79.3	%(8)	13,809,220		85.65	%(8)

(1)	Unless otherwise indicated, the address of all the Company’s directors and executive officers is c/o the Company’s principal executive offices at 2629 York Avenue, Minden, LA 71055.

(2)	Includes 200,000 shares issuable upon exercise of an immediately exercisable warrant, 2,711,565 shares of Common Stock held directly by Global Systems, Inc. of which Mr. Zummo is President and CEO and 2,893,045 shares of Common Stock that Global Systems, Inc. will acquire and hold directly following amendment of Acorn’s Certificate of Incorporation as contemplated under the Stock Purchase and Share Exchange Agreement. Following issuance of such shares, assuming no additional share issuances by the Company, Mr. Zummo will beneficially own approximately 42.7% of the then issued and outstanding shares of Common Stock.

(3)	Includes 2,711,565 shares of Common Stock held directly by Global Systems, Inc. and 2,893,045 shares of Common Stock that Global Systems, Inc. will acquire and hold directly following amendment of Acorn’s Certificate of Incorporation as contemplated under the Stock Purchase and Share Exchange Agreement. Following issuance of such shares, assuming no additional share issuances by the Company, Global Systems, Inc. will beneficially own approximately 42.5% of the then issued and outstanding shares of Common Stock. Global Systems, Inc.’s address is 9475 High Meadows Ranch, Durango, Colorado 81301.

(4)	Includes 200,000 shares issuable upon exercise of an immediately exercisable warrant, 2,711,565 shares of Common Stock held directly by Armament Systems International, Inc. of which Mr. Gilat is President and CEO and 2,893,045 shares of Common Stock that Armament Systems International, Inc. will acquire and hold directly following amendment of Acorn’s Certificate of Incorporation as contemplated under the Stock Purchase and Share Exchange Agreement. Following issuance of such shares, assuming no additional share issuances by the Company, Mr. Gilat will beneficially own approximately 42.7% of the then issued and outstanding shares of Common Stock.

(5)	Includes 2,711,565 shares of Common Stock held directly by Armament Systems International, Inc. and 2,893,045 shares of Common Stock that Armament Systems International, Inc. will acquire and hold directly following amendment of Acorn’s Certificate of Incorporation as contemplated under the Stock Purchase and Share Exchange Agreement. Following issuance of such shares, assuming no additional share issuances by the Company, Armament Systems International, Inc. will beneficially own approximately 42.5% of the then issued and outstanding shares of Common Stock. Armament Systems International, Inc.’s address is 3 Bethesda Metro Center, Suite 750, Bethesda, Maryland 20814.

(6)	Includes 100,000 shares issuable upon exercise of an immediately exercisable warrant.

(7)	Includes 100,000 shares issuable upon exercise of an immediately exercisable warrant.

(8)	As of February 15, 2006, the Company had 6,997,072 shares of Common Stock issues and outstanding. Following amendment of Acorn’s Certificate of Incorporation as contemplated under the Stock Purchase and Share Exchange Agreement, it is anticipated that Acorn will have 15,538,177 shares of Common Stock issued and outstanding after additional shares are issued to Global Systems, Inc. and Armament Systems International, Inc. in accordance with the Stock Purchase and Share Exchange Agreement. At such time, it is anticipated that all current executive officers and directors of Acorn will hold beneficially approximately 85.9% of the then issued and outstanding shares of the Common Stock.
MANAGEMENT
Directors, Executive Officers and Control Persons

			Board of Directors
Name	Age	Position	Membership

Avraham (Miko) Gilat	56	Director	Yes
		(June 6, 2005 — Present)

Robert A. Zummo	64	Director, Chief Executive Officer and	Yes
		Chairman of the Board
		(June 6, 2005 — Present)

Larry Matheson	66	Director, Secretary	Yes
		(June 6, 2005 — Present)

Zvika Kreisman	51	Director	Yes
		(June 6, 2005 — Present)

Stephen J. Shows	64	Vice President of Operations / General Manager	No

Carla Faucett	38	Controller / Vice President of Finance	No
		(June 6, 2006 — Present)
AVRAHAM (MIKO) GILAT was named director of the Company on June 6, 2005 to serve until the next annual election of directors. Mr. Gilat has been a member of the Valentec Systems board of directors since 2000. He currently serves as the chair of Soltam Group and Soltam Systems, positions that he has held since 1999. Soltam Systems is one of Israel’s prominent defense companies. In 2000, Mr. Gilat purchased Valentec Systems with Mr. Zummo. He previously served as a director of Mikal Ltd., a holding company for a wide range of commercial activities, and in various positions with Israel Military Industries, including as vice president of marketing and vice president of business development. Mr. Gilat served in the Israeli Defense Forces as a command and armor corps officer and retired from reserve duty as a major. He received an M.B.A. from New York University and a B.A. in economics from Tel Aviv University.
ROBERT A. ZUMMO was named director of the Company on June 6, 2005 to serve until the next annual election of directors. Mr. Zummo also has been the President and Chief Executive Officer of the Company since June 6, 2005. Mr. Zummo has been a member of the Valentec Systems board of directors since October 2000. Mr. Zummo currently serves as the President and Chief Executive Officer of Valentec Systems, positions that he has held since October 2000. Mr. Zummo was also chairman of the board of directors of Valentec Systems. Prior to joining Valentec in 2000, Mr. Zummo served as Executive Vice President of General Defense, a Maryland based artillery-

manufacturing company. Prior to that, Mr. Zummo served as Vice President of Program Management of Avco Aerostructures, a wing and stabilizer manufacturing company.
LARRY MATHESON was named director of the Company on June 6, 2005 to serve until the next annual election of directors. Mr. Matheson is currently Chairman and Chief Executive Officer of AP Audit, Inc. a North Carolina based Auditing and financial consulting company and Senior Partner of TSC Research, LLC a North Carolina based research and Consulting Company. Mr. Matheson’s career has included responsible positions as Manager of Financial Systems, Corporate Cost Manager (JP Stevens), Assistant Treasurer and Director of Cash Management (Forstmann & Company), Controller, Vice President of Finance, General Manager of Manufacturing (US Hosiery) and Chief Financial Officer. He was one of the founders of Consultronics, Inc. a South Carolina computer service bureau/consulting company and Health Dry Inc., a Health Care Research and Development company with a number of patented health care products. Mr. Matheson has extensive consulting experience and has worked in the areas of turn-around, mergers and acquisitions. He has participated in the structuring of Leverage Buy-Out financing, the marketing of “High Risk Bonds” and in Initial Public Offerings. He is a 1963 graduate of the NC State School of Textiles and holds an MBA from the University of North Carolina at Chapel Hill (class of 1969).
ZVIKA KREISMAN was named director of the Company on June 6, 2005 to serve until the next annual election of directors. Mr. Kreisman currently serves as the Chief Financial Officer of the Soltam Group and Soltam Systems and has served in this capacity since 1993. Mr. Kreisman has also been a director of TGC, Ltd., which manufactures rubber products, since January of 2005. Mr. Kreisman is a graduate of the Haifia School of Management in certified accounting. He is certified by the Public Accountants Association of Israel.
STEPHEN J. SHOWS has been Vice President of Operations and General Manager of Valentec Systems, Inc. since 1998. Mr. Shows was General Manager for Thiokol Corporation at the Louisiana Army Ammunition Plant and Longhorn Army Ammunition Plant from 1985 to 1995. Mr. Shows began his career in 1962 at the Louisiana Plant as an engineering technician and has over 40 years managerial experience in the defense industry to include assembly and metal parts manufacturing. His experience also includes positions as Program Director, Operations Director, Manufacturing Manager, Planning Manager and Materials Manager functions. Mr. Shows received his BS in Business Administration from Southwest University in Metairie, Louisiana.
CARLA FAUCETT has served as Controller/Vice President of Finance of the Company since June 6, 2005. Ms. Faucett has over 17 years of experience in finance, management and accounting in the manufacturing industry. Ms. Faucett began her career with Republic Industries, Inc. in Marshall, Texas as Accounting Manager and Assistant V. P. Finance. Ms. Faucett served in this capacity for over 11 years. Ms. Faucett was a key participant in growing a start-up company into one of the top ten cabinet manufacturing facilities in the U.S. Ms. Faucett participated during new acquisitions and merged accounting systems into corporate accounting system after acquisition was complete. Ms. Faucett then served as Controller of RTF Industries, Inc. in Marshall, Texas. Ms. Faucett specializes in the Defense Finance and Accounting System operated by the U. S. Department of Defense. Ms. Faucett has extensive experience in auditing performed by the Defense Contract Audit Agency and has successfully completed all audits presented by the Defense Contract Audit Agency. Ms. Faucett attended North Carolina State University and East Texas Baptist University to complete her BA in Accounting.
Approvals
     The Board of Directors of Acorn and the Board of Directors and the majority stockholders of Valentec approved the Acquisition. No other approvals were required.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
The Common Stock is currently quoted on the Pink Sheets under the symbol “AVCC”. The following table shows the high and low prices of our Common Stock since January 1, 2004, as reported by the National Daily Quotation Service and the Pink Sheets. We began trading under the name of Acorn Holding on July 7, 1997.
The quotations set forth below reflect inter-dealer prices, without mark-ups, markdowns, or commissions, and may not represent actual transactions:

Period	High	Low
First Quarter 2006 (as of 2/15)	$0.60	$0.60
Fourth Quarter 2005	$0.60	$0.44
Third Quarter 2005	$0.45	$0.20
Second Quarter 2005	$0.25	$0.14
First Quarter 2005	$0.15	$0.10
Fourth Quarter 2004	$0.25	$0.07
Third Quarter 2004	$0.07	$0.06
Second Quarter 2004	$0.14	$0.06
First Quarter 2004	$0.14	$0.05
     As of February 15, 2006, we had approximately 379 holders of record of our Common Stock. Our transfer agent is Continental Stock Transfer & Trust Company of 17 Battery Place, New York, NY 10004. Their phone number is (212) 509-4000.
     We have not declared any cash dividends with respect to the Common Stock, and we do not intend to declare dividends in the foreseeable future. Our future dividend policy cannot be ascertained with any certainty. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on either our Common Stock or preferred stock.
Penny Stock Characterization
     The Common Stock is “penny stock” as that term is defined in the Securities Exchange Act of 1934, as amended, which generally applies to equity securities with a price of less than $5.00. The Common Stock therefore is subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These requirements impose restrictions on the marketability of the Common Stock.
     Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule provided by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of selling security holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that, prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.
     These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity of our securities may be adversely affected, with concomitant adverse affects on the price of our securities. The Common Stock is subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

II.	PROPOSAL TWO — AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK.
     On August 3, 2005, the Board of Directors authorized an amendment to our Certificate of Incorporation to increase the number of our authorized shares of capital stock. The amendment to the Certificate of Incorporation is included in Exhibit A attached to this Information Statement and is incorporated by reference herein. Subject to shareholder approval, Article Fourth would be amended to read as follows and would be filed with the Delaware Secretary of State:
     “FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.01. The second class of stock shall be Preferred Stock, par value $0.01. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors”.
     The total number of shares of stock of each class, which the Corporation shall have authority to issue, and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares	Total
Common Stock	$0.01	250,000,000	$2,500,000
Preferred Stock	$0.01	10,000,000	$100,000

Totals:		260,000,000	$2,600,000
     As of February 15, 2006, a total of 6,997,072 shares of the Company’s currently authorized 20,000,000 shares of Common Stock were issued and outstanding. The increase in authorized Common Stock will be used for issuance of Common Stock underlying a Standby Equity Distribution Agreement and fulfill additional obligations under the Merger Agreement. The number of shares of Common Stock issuable upon takedowns under the SEDA may increase if the market price of our stock declines. The sale of these shares may adversely affect the market price of the Common Stock. Below is a description of our current financings.
APRIL 2005 FINANCING
     To obtain funding for working capital and product development purposes, Valentec entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., a private equity fund, on April 28, 2005 for the sale of $15 million in future purchases of Common Stock. The reason for entering into the SEDA is that management of the Company had examined all possible avenues of financing and determined that this funding was the best available and, in order to fully implement its business plan, the Valentec elected to pursue this financing.
     Valentec’s obligations were transferred to Acorn under an assignment and assumption agreement after the Stock Purchase and Sale Agreement was executed. Under the terms of the agreement, Cornell Capital has committed to purchase up to $15 million of the Common Stock at a purchase price equal to 98% of the market price at the time of purchase. Cornell Capital is entitled to a 5% commission per transaction. The SEDA can be drawn down upon a registration statement covering the shares being declared effective by the SEC. Increasing the number of shares of Common Stock that the Company is authorized to issue must be completed before the Company can have a registration statement declared effective by the SEC. The registration statement will be effective at such time that the SEC completes its review, if any, of the Company’s preliminary information statement and the preliminary registration statement. Upon completion of this process, the Company will file the Certificate of Amendment to increase the number of shares of Common Stock it is authorized to issue. As consideration for entering into this agreement, the Company granted Cornell Capital a warrant to purchase shares at a price of $0.01 per share, shares of Common Stock in an amount equal to $440,000, and a $100,000 cash commitment fee. In addition, the Company granted the placement agent shares issued in an amount equal to $10,000. The fair value of the shares issued was recorded on the balance sheet as stock issuance costs in the quarter ended June 30, 2005.
     The issuance of shares under the SEDA may result in substantial dilution to the interests of other stockholders since Cornell Capital may sell the total number of shares it receives under the SEDA. Although Cornell Capital may not receive any shares if such purchase would cause them to own more than 9.9% of outstanding Common Stock, this restriction does not prevent Cornell Capital from selling some of their shares immediately upon receiving them and then later selling the remaining shares held by them. In this way, Cornell Capital could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of the Common Stock.
     Our ability to issue shares of Common Stock under the $15,000,000 SEDA is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, based on market prices 25%, 50% and 75% below a market price of $0.50 on February 15, 2006:

			Number of	% of total
		With Discount	Additional	Outstanding
%Below Market	Price Per Share	of 2%	Shares Issued	Stock *
25%	$0.3750	$0.3675	40,816,327	74.43%
50%	$0.2500	$0.2450	60,224,490	79.76%
75%	$0.1250	$0.1225	122,448,980	88.74%

*	Based on 15,538,177 shares outstanding excluding Warrants prior to SEDA shares
     As illustrated, if the $15,000,000 agreement is fully exercised the number of shares of Common Stock issuable under the SEDA will increase should the market price of the Common Stock declines, which would cause dilution to our existing stockholders.
PREFERRED STOCK
     In addition to the increase in our authorized Common Stock, the Certificate of Amendment also authorize the issuance of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, upon effectiveness of the Certificate of Amendment, our Board of Directors will be authorized, without stockholder approval, to designate and issue series of our preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute the common stockholders’ interests in the Company and depress the price of Common Stock. In addition, although we do not presently intend to use the “blank check” preferred stock provision for such purpose, preferred stock authorized under such provision could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change of control of the Company.
     Our Board of Directors believes that authorization of “blank check” preferred stock is in the best interests of the Company and its stockholders because it is advisable to have the ability to authorize such shares of preferred stock and have them available for, among other things, possible issuances in connection with such activities as public or private offerings of shares for cash, acquisitions of other companies, pursuit of financing opportunities and other corporate purposes. However, we do not, at this time, have any plans, proposals or arrangements concerning the issuance of shares of our “blank check” preferred stock.
     STOCKHOLDER APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK MEANS THAT WE WILL HAVE MORE SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE. STOCKHOLDERS DO NOT HAVE ANY PREEMPTIVE OR SIMILAR RIGHTS TO SUBSCRIBE FOR OR PURCHASE ANY ADDITIONAL SHARES OF COMMON STOCK THAT MAY BE ISSUED IN THE FUTURE, AND THEREFORE, FUTURE ISSUANCES OF COMMON STOCK MAY, DEPENDING ON THE

CIRCUMSTANCES, HAVE A DILUTIVE EFFECT ON THE EARNINGS PER SHARE, VOTING POWER AND OTHER INTERESTS OF THE EXISTING STOCKHOLDERS.
REQUIRED VOTE
PERSONS ENTITLED TO NOTICE
     The Record Date for the determination of the stockholders entitled to notice of and to consent to the Actions has been fixed as of the close of business on February 15, 2006. As of that date, 6,997,072 shares of Common Stock were issued and outstanding.
VOTE REQUIRED
     The Actions have been duly approved by the Consenting Stockholders holding a majority of the outstanding Common Stock. The Consenting Stockholders have not consented to or considered any other corporate action other than Proposals One and Two. Because stockholders holding at least a majority of the voting rights of our outstanding common stock at the record date have voted in favor of the foregoing proposals, and have sufficient voting power to approve such proposals through their ownership of common stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement.
EFFECTIVE DATE
     Under applicable federal securities laws, the actions described herein cannot be effective until at least 20 calendar days after this Information Statement is sent or given to the Company’s stockholders. It is anticipated that the foregoing will take place 20 calendar days after the date the Information Statement is mailed to the Company’s stockholders. We anticipate that the actions contemplated herein will be effected on or about the close of business on March 9, 2006.
DISSENTERS’ RIGHTS OF APPRAISAL
     The Delaware General Corporation Law does not provide for appraisal rights in connection with the increase of authorized shares of the Company’s capital stock.
STOCKHOLDERS SHARING AN ADDRESS
     The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at 2629 York Avenue, Minden, LA 71055, Attn: Corporate Secretary, or by contacting the Company via telephone at (318) 382-4586. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY
     The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and Form 10-QSB with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert Zummo
Robert Zummo Chairman of the Board and Chief Executive Officer

EXHIBIT A
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION OF
ACORN HOLDING CORP.
It is hereby certified that:
     1. The name of the corporation (hereinafter called the “Corporation”) is Acorn Holding Corp.
     2. The certificate of incorporation of the Corporation is hereby amended by striking out the paragraph entitled “FIRST” thereof , and by substituting in lieu of said paragraph the following new paragraph:
“FIRST. The name of the corporation is Valentec Systems, Inc.”
     3. The certificate of incorporation of the Corporation is hereby amended by striking out the paragraph entitled “Fourth” thereof , and by substituting in lieu of said paragraph the following new paragraph:
“FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.01. The second class of stock shall be Preferred Stock, par value $0.01. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors. The total number of shares of capital stock which the Corporation is authorized to issue is 260,000,000, of which 250,000,000 shares will be Common Stock and 10,000,000 shares will be Preferred Stock.”
     4. The amendment of the certificate of incorporation herein certified has been duly proposed, adopted and approved, in accordance with the provisions of Section 242, 141 and 228 of the General Corporation Law of the State of Delaware, by written consent of the directors and stockholders of the Corporation each dated December 15, 2005. The number of votes cast in favor of the foregoing amendment by the stockholders was sufficient for approval of the amendment.

1